UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2009

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported, on November 16, 2009, Time Warner Inc., a Delaware corporation (“Time Warner”), entered into a separation and distribution agreement (the “Separation Agreement”) with AOL Inc., a Delaware corporation (“AOL”), pursuant to which AOL will be legally and structurally separated from Time Warner (the “Separation”).  Under the terms of the Separation Agreement, Time Warner and AOL agreed, among other things, to complete certain internal restructuring transactions and cause substantially all of the assets and liabilities of AOL LLC (other than certain non-material assets and liabilities and AOL LLC’s guarantees of indebtedness of Time Warner and other non-AOL affiliates of Time Warner) to be transferred to and assumed by AOL (the “Asset Distribution”).

On December 4, 2009, Time Warner, AOL and AOL LLC completed the Asset Distribution.  Following the Asset Distribution, AOL LLC was renamed Historic AOL LLC and AOL transferred its ownership of AOL LLC to Time Warner, which it will retain following the Separation.

The Indentures (as defined below) provide that if AOL LLC conveys or transfers its properties and assets substantially as an entirety and the transferee does not assume the relevant guarantee, Time Warner shall cause its wholly-owned subsidiary, Home Box Office, Inc., a Delaware corporation (“HBO”), to issue an unconditional and irrevocable guarantee of the full and punctual payment of all the monetary obligations and the full and punctual performance within applicable grace periods of all other obligations (including obligations to the Trustee (as defined below)) of Historic TW Inc. (including in its capacity as successor to Time Warner Companies, Inc. (“TWCI”)), a Delaware corporation (“HTW”), under the Indentures prior to or concurrently with such conveyance or transfer by AOL LLC (the “HBO Guarantee”).

Accordingly, in connection with the Asset Distribution, on December 3, 2009, Time Warner, HTW, AOL LLC, Turner Broadcasting System, Inc., a Georgia corporation (“TBS”), HBO and The Bank of New York Mellon, as Trustee, executed and delivered each of the following five supplemental indentures (the “Supplemental Indentures”) pursuant to which HBO issued the HBO Guarantee of HTW’s obligations under each such Indenture:

(a)
Second Supplemental Indenture to the Indenture dated as of April 19, 2001, among Time Warner as issuer, AOL LLC, HTW (including in its capacity as successor to TWCI), HBO and TBS as guarantors, and The Bank of New York Mellon, as Trustee (as amended and supplemented, the “2001 TWX Indenture”);

(b)
Third Supplemental Indenture to the Indenture dated as of June 1, 1998, among HTW as issuer, Time Warner, AOL LLC, HTW (in its capacity as successor to TWCI), HBO and TBS as guarantors, and The Bank of New York Mellon, as Trustee (as amended and supplemented, the “1998 HTW Indenture”);

(c)
Tenth Supplemental Indenture to the Indenture dated as of January 15, 1993, among HTW (in its capacity as successor to TWCI) as issuer, Time Warner, AOL LLC, HTW (in its own capacity and not as successor to TWCI), HBO and TBS as guarantors, and The Bank of New York Mellon, as Trustee (as amended and supplemented, the “1993 HTW Indenture”);

(d)
Seventh Supplemental Indenture to the Indenture dated as of October 15, 1992, among HTW (in its capacity as successor to TWCI) as issuer, Time Warner, AOL LLC, HTW (in its own capacity and not as successor to TWCI), HBO and TBS as guarantors, and The Bank of New York Mellon, as Trustee (as amended and supplemented, the “1992 HTW Indenture”); and

(e)
Seventh Supplemental Indenture to the Indenture dated as of May 15, 1993, among TBS as issuer, Time Warner, AOL LLC, HBO and HTW (including in its capacity as successor to TWCI) as guarantors, and The Bank of New York Mellon, as Trustee (as amended and supplemented, the “1993 TBS Indenture”, and, together with the 2001 TWX Indenture, the 1998 HTW Indenture, the 1993 HTW Indenture and the 1992 HTW Indenture, the “Indentures”).

Each of the Supplemental Indentures became effective on December 3, 2009.  Copies of the Supplemental Indentures are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5.

In addition, as contemplated by the Separation Agreement, on December 4, 2009, TW AOL Holdings LLC, a wholly-owned subsidiary of Time Warner that was formerly known as TW AOL Holdings Inc., distributed all of the shares of common stock of AOL Inc. it held to Time Warner.  In connection with this distribution, on December 4, 2009, Time Warner assumed the obligations of TW AOL Holdings LLC as a guarantor under the Indenture dated as of November 13, 2006 among Time Warner as issuer, and TW AOL Holdings LLC, HTW (including in its capacity as successor to TWCI) and TBS as guarantors, and The Bank of New York Mellon, as Trustee (the “2006 Indenture”), by operation of Sections 8.01 and 8.02 of such indenture, and TW AOL Holdings LLC is no longer a guarantor under the 2006 Indenture.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description

99.1	Second Supplemental Indenture to the 2001 TWX Indenture.
99.2	Third Supplemental Indenture to the 1998 HTW Indenture.
99.3	Tenth Supplemental Indenture to the 1993 HTW Indenture.
99.4	Seventh Supplemental Indenture to the 1992 HTW Indenture.
99.5	Seventh Supplemental Indenture to the 1993 TBS Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ John K. Martin
Name: John K. Martin
	Title:	Executive Vice President
and Chief Financial Officer

Date:  December 4, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Second Supplemental Indenture to the 2001 TWX Indenture.
99.2	Third Supplemental Indenture to the 1998 HTW Indenture.
99.3	Tenth Supplemental Indenture to the 1993 HTW Indenture.
99.4	Seventh Supplemental Indenture to the 1992 HTW Indenture.
99.5	Seventh Supplemental Indenture to the 1993 TBS Indenture.